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                                                                    EXHIBIT 11
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
                                Tetra Tech, Inc.
                   Computation of Net Income Per Common Share
                                  (Unaudited)

                                Three Months Ended       Nine Months Ended
                              ----------------------   ----------------------
                               June 28,    June 29,     June 28,    June 29,
                                 1998        1997         1998        1997
                              ----------  ----------   ----------  ----------
Basic:
 Common stock outstanding,
  beginning of period         22,439,360  18,046,198   20,714,254  17,658,753

 Stock options exercised          90,095      55,605      214,049     130,776
 Stock purchase plan issuance     92,110     123,231       92,110     123,231
 Issuance of common stock             --   2,105,280    1,601,406   2,417,554
 Payment of fractional shares         --          --         (254)         --
                              ----------  ----------   ----------  ----------
 Common stock outstanding,
  end of period               22,621,565  20,330,314   22,621,565  20,330,314
                              ==========  ==========   ==========  ==========
 Weighted average common
  stock outstanding during
  the period                  22,517,513  18,542,316   22,204,928  18,025,079
                              ==========  ==========   ==========  ==========
 Net income as reported in
  condensed consolidated
  financial statements       $ 5,493,000 $ 3,644,000  $14,064,000 $ 9,111,000
                              ==========  ==========   ==========  ==========
 Basic Earnings Per Share    $      0.24 $      0.20  $      0.63 $      0.51
                              ==========  ==========   ==========  ==========
Diluted:
 Weighted average common
  stock outstanding during
  the period                  22,517,513  18,542,316   22,204,928  18,025,079

 Potential common shares
  under the treasury stock
  method assuming the
  exercise of options and
  warrants and the conversion
  of preferred stock             843,521     748,216      991,736     622,681
                              ----------  ----------   ----------  ----------
     Total                    23,361,034  19,290,533   23,196,664  18,647,760
                              ==========  ==========   ==========  ==========
 Net income as reported in
  condensed consolidated
  financial statements       $ 5,493,000 $ 3,644,000  $14,064,000 $ 9,111,000
                              ==========  ==========   ==========  ==========
 Diluted Earnings Per Share  $      0.24 $      0.19  $      0.61 $      0.49
                              ==========  ==========   ==========  ==========
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   See accompanying notes to the condensed consolidated financial statements.
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